As filed with the Securities and Exchange Commission on August 28, 1998
                                        Registration No. 333-
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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                    CHAMPION ENTERPRISES, INC.
      (Exact name of registrant as specified in its charter)

               Michigan                          38-2743168
   (State or other jurisdiction of            (I.R.S. Employer
    incorporation or organization)            Identification No.)

  2701 University Drive, Suite 320, Auburn Hills, Michigan  48326
         (Address of principal executive offices)        (zip code)


               1995 Stock Option and Incentive Plan
                     (Full title of the Plan)

                    John J. Collins, Jr., Esq.
           Vice President-Secretary and General Counsel
                    Champion Enterprises, Inc.
                 2701 University Drive, Suite 320
                   Auburn Hills, Michigan 48326
             (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (248)340-9090

                            Copies to:
                       D. Richard McDonald
                       Dykema Gossett PLLC
              1577 North Woodward Avenue, Suite 300
                Bloomfield Hills, Michigan  48304

                 CALCULATION OF REGISTRATION FEE
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
                                          Proposed Maximum   Proposed Maximum     Amount of
    Title of Securities    Amount to be       Offering          Aggregate        Registration
     to be Registered       Registered    Price per Share*    Offering Price*        Fee

      Common Stock,         3,350,000         $26.375          $88,356,250        $26,066
     $1.00 par value

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*    Estimated solely for purposes of computing the Registration Fee, at
     $26.375 per share, the average price for shares of the Common Stock on August 27, 1998, as reported on the New York Stock Exchange, pursuant to Rule 457(h).
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

     The contents of the Form S-8 Registration Statement, registration no. 33-58973, previously filed by Champion Enterprises, Inc. are incorporated herein by reference.


                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

     The following exhibits are filed with this Registration Statement:

Exhibit
Number                                 Description

  5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

 23.A     Consent of PricewaterhouseCoopers LLP

 23.B     Consent of Ernst & Young LLP

 23.C     Consent of Dykema Gossett PLLC (contained in Exhibit 5)

 24       Power of Attorney (see "Signatures")

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan on August 28, 1998.

                              CHAMPION ENTERPRISES, INC.


                              By: /s/ WALTER R. YOUNG, JR.

                                 Walter R. Young, Jr.
                                 Chairman of the Board of Directors,
                                 President and Chief Executive Officer


                        POWER OF ATTORNEY

     Each of the undersigned whose signature appears below hereby constitutes and appoints Walter R. Young, Jr., Joseph H. Stegmayer and John J. Collins, Jr. and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 28, 1998.

                                               Title

/s/ WALTER R. YOUNG, JR.
Walter R. Young, Jr.              Chairman of the Board of Directors,
                                  President and Chief Executive Officer
                                  (Principal Executive Officer)


/s/ JOSEPH H. STEGMAYER
Joseph H. Stegmayer               President, Retail Operations
                                  and Chief Financial Officer
                                  (Principal Financial Officer)

/s/ RICHARD HEVELHORST
Richard Hevelhorst                Controller
                                  (Principal Accounting Officer)


/s/ ROBERT W. ANESTIS
Robert W. Anestis                 Director


/s/ SELWYN ISAKOW
Selwyn Isakow                     Director


/s/ GEORGE R. MRKONIC
George R. Mrkonic                 Director


/s/ JOHNSON S. SAVARY
Johnson S. Savary                 Director


/s/ ROBERT W. STARK
Robert W. Stark                   Director


/s/ CARL L. VALDISERRI
Carl L. Valdiserri                Director

                        INDEX TO EXHIBITS


Exhibit
Number                            Exhibits

  5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

 23.A     Consent of PricewaterhouseCoopers LLP

 23.B     Consent of Ernst & Young LLP

 23.C     Consent of Dykema Gossett PLLC (contained in Exhibit 5)

 24       Power of Attorney (see "Signatures")